REVISED SCHEDULE I
To the DISTRIBUTION AGREEMENT dated August 28, 2007, by and among Allianz Variable Insurance Products Trust and Allianz Variable Insurance Products Fund of Funds Trust, and Allianz Life Financial Services, LLC
Allianz Variable Insurance Products Trust
AZL BlackRock Global Allocation Fund
AZL DFA Emerging Markets Core Equity Fund
AZL DFA Five-Year Global Fixed Income Fund
AZL DFA International Core Equity Fund
AZL DFA U.S. Core Equity Fund
AZL DFA U.S. Small Cap Fund
AZL Emerging Markets Equity Index Fund
AZL Enhanced Bond Index Fund
AZL Gateway Fund
AZL Global Equity Index Fund
AZL Government Money Market Fund
AZL International Index Fund
AZL MetWest Total Return Bond Fund
AZL Mid Cap Index Fund
AZL Moderate Index Strategy Fund
AZL Morgan Stanley Global Real Estate Fund
AZL Pyramis Multi-Strategy Fund
AZL Pyramis Total Bond Fund
AZL Russell 1000 Growth Index Fund
AZL Russell 1000 Value Index Fund
AZL S&P 500 Index Fund
AZL Small Cap Stock Index Fund
AZL T. Rowe Price Capital Appreciation Fund

Allianz Variable Insurance Products Fund of Funds Trust
AZL Balanced Index Strategy Fund
AZL DFA Multi-Strategy Fund
AZL MVP Balanced Index Strategy Fund
AZL MVP BlackRock Global Strategy Plus Fund
AZL MVP DFA Multi-Strategy Fund
AZL MVP Fusion Dynamic Balanced Fund
AZL MVP Fusion Dynamic Conservative Fund
AZL MVP Fusion Dynamic Moderate Fund
AZL MVP Growth Index Strategy Fund
AZL MVP Moderate Index Strategy Fund
AZL MVP Pyramis Multi-Strategy Fund
AZL MVP T. Rowe Price Capital Appreciation Plus Fund

Acknowledged:
ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
By:   /s/ Michael Tanski
Name: Michael Tanski
Title: Vice President, Operations
ALLIANZ VARIABLE INSURANCE PRODUCTS FUND OF FUNDS TRUST
By:   /s/ Michael Tanski
Name: Michael Tanski
Title: Vice President, Operations
ALLIANZ LIFE FINANCIAL SERVICES, LLC
By:   /s/ Corey Walther
Name: Corey Walther
Title: Chief Operating Officer
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Updated:  11/01/2016